As filed with the Securities and Exchange Commission on August 29, 2025.

Registration Statement No. 333-289898

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTERA MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3751	83-4079594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Anthony

Co-Chief Executive Officer

Aptera Motors Corp.

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jamie Ostrow, Esq. CrowdCheck Law LLP 700 12th St NW, Washington, District of Columbia 20005 917-842-5219	Traci M. Tomaselli, Esq. Daniel L. Forman, Esq. Stephen G. Zapf, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (646) 414-6926

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-289898) is filed solely to amend Item 16 of Part II thereof in order to amend Exhibit 23.1 thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Incorporation by Reference
Exhibit Number		Form	File Number	Filing Date	Exhibit Number
3.1	Restated Certificate of Incorporation	1-U	24R-00472	August 31, 2022	8.1
3.2	Bylaws	1-A/A	024-11479	April 30, 2021	2.2
3.3	Certificate of Amendment of Aptera Motors Corp.	1-U	24R-00472	August 11, 2025	2.1
3.4**	Form of Amended and Restated Certificate of Incorporation
3.5**	Form of Amended and Restated Bylaws
4.1	Form of Voting Agreement	1-A POS	024-11479	August 10, 2023	5.1
4.2**	Warrant issued to Amato and Partners, LLC dated November 15, 2024 (FMV Price)
4.3**	Amendment dated August 27, 2025 to Warrant issued to Amato and Partners, LLC dated November 15, 2024 (FMV Price)
4.4**	Warrant issued to Amato and Partners, LLC dated November 15, 2024 (Fixed Price)
4.5**	Warrant issued to US Capital Global Securities, LLC dated October 4, 2024
4.6**	Warrant issued to US Capital Global Securities, LLC dated October 25, 2024
4.7**	Warrant issued to US Capital Global Securities, LLC dated October 31, 2024
4.8**	Warrant issued to US Capital Global Securities, LLC dated December 2, 2024
5.1***	Opinion of CrowdCheck Law LLP
10.1	2021 Stock Option and Incentive Plan #	1-K	24R-00472	May 2, 2022	6.1
10.2	Andromeda Interfaces Inc. Agreement and Plan of Merger and Settlement Agreement(^)	1-K	24R-00472	April 28, 2023	6.2
10.3	Chery Supply Agreement as amended	1-K	24R-00472	April 28, 2023	6.3
10.4	Option Agreement with Chris Anthony #	1-K	24R-00472	May 2, 2022	6.4
10.5	Option Agreement with Steve Fambro #	1-K	24R-00472	May 2, 2022	6.6
10.6	Single Tenant Lease – Net between the Company and EV 2340, LLC	1-A POS	024-11479	July 13, 2022	6.7
10.7	Lease between the Company and H.G. Fenton Property Company	1-A POS	024-11479	July 13, 2022	6.8
10.8**	Form of Indemnification Agreement #
10.9**	Form of 2025 Omnibus Equity Plan #
10.10**	Form of Incentive Stock Option Grant Agreement#
10.11**	Form of Nonqualified Stock Option Grant Agreement#
10.12**	Form of Restricted Stock Unit Award Agreement#
10.13**	Employment Agreement with Chris Anthony #
10.14**	Employment Agreement with Steve Fambro #
10.15**	Interim Chief Financial Officer Engagement Letter #
21.1**	Subsidiaries of the Company
23.1*	Consent of dbbMcKennon
23.2***	Consent of CrowdCheck Law LLP (included in Exhibit 5.1)
99.1**	Consent of Tony Kirton
99.2**	Consent of Todd Butz
107**	Filing Fee Table

^ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

# Indicates management contract or compensatory plan.

* Filed herewith

** Previously filed

*** To be filed by amendment

(b) Financial Statement Schedules.

All financial statement schedules are omitted because they are not applicable or the information is included in the registrant’s consolidated financial statements or related notes.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California on August 29, 2025.

APTERA MOTORS CORP.

/s/ Chris Anthony
By:	Chris Anthony
Title:	CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on August 29, 2025.

Signature	Title

/s/ Chris Anthony	Co-Chief Executive Officer and Director
Chris Anthony	(Principal Executive, Financial, and Accounting Officer)

/s/ Steve Fambro	Co-Chief Executive Officer and Director
Steve Fambro

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